Exhibit 99.1

Globis Acquisition Corp. Announces Effectiveness of Registration Statement for Proposed Business Combination with Forafic, a Leading African Agribusiness

All owners of the company’s common stock as of May 12, 2022 are encouraged to vote their shares FOR this transaction

New York, NY, May 16, 2022 — Globis Acquisition Corp. (NASDAQ: GLAQU, GLAQ, GLAQW, or “Globis”), a special purpose acquisition company, today announced that the Securities and Exchange Commission (“SEC”) has declared effective the Registration Statement on Form S-4 (as amended, the “Registration Statement”) filed by Globis NV Merger Corp. (“Globis Nevada”), in connection with its previously announced proposed business combination (the “Business Combination”) with Forafic Agro Holdings Limited (“FAHL”), an integrated agribusiness serving North Africa. Globis also announced that it has set June 7, 2022 as the date for its extraordinary general meeting (the “Special Meeting”) to approve the Business Combination and related proposals. The proxy statement/prospectus included in the Registration Statement is being mailed to Globis’ stockholders of record as of the close of business on May 12, 2022 (the “Record Date”). Notice of the Special Meeting will be mailed on or about May 18, 2022 to stockholders of record as of the Record Date.

Additional Information

This communication is not a substitute for the Registration Statement, the definitive proxy statement/final prospectus or any other document that Globis will send to its stockholders in connection with the Business Combination. The Registration Statement was declared effective by the SEC on May 12, 2022 and the definitive proxy statement/prospectus and other relevant documents will be mailed to Globis’ stockholders as of the Record Date. Investors and security holders of Globis are advised to read the proxy statement/prospectus in connection with Globis’ solicitation of proxies for its special meeting of stockholders to be held to approve the Business Combination (and related matters) because the proxy statement/prospectus contains important information about the Business Combination and the parties to the Business Combination. Stockholders will also be able to obtain copies of the proxy statement/prospectus and other documents filed with the SEC, without charge, at the SEC’s web site at www.sec.gov, or by directing a request to: 7100 W. Camino Real, Suite 302-48, Boca Raton, Florida.

Participants in the Solicitation

Globis, Lighthouse Capital Limited, a Gibraltar private company limited by shares (the “Seller”), FAHL and their respective directors, executive officers, other members of management, and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of Globis’ stockholders in connection with the Business Combination. Investors and security holders may obtain more detailed information regarding the names and interests in the Business Combination of Globis’ directors and officers in Globis’ filings with the SEC, including the Registration Statement that has been filed with the SEC by Globis Nevada, which includes the definitive proxy statement of Globis for the Business Combination, and such information and names of FAHL’s managers and executive officers are also in the Registration Statement that has been filed with the SEC by Globis Nevada, which includes the definitive proxy statement of Globis for the Business Combination.

About Forafic

Forafric is a leading agribusiness player in Africa with activities in Morocco and Sub Saharan Africa. It is the milling industry leader with a complete range of flour and semolina, and secondary processing products such as pasta and couscous. The Group operates 12 industrial units, and 2 logistics platforms. FORAFRIC exports its products to more than 45 countries around the world. FORAFRIC intends to continue expanding both in Morocco and in Africa, and contributing to growing Africa food security.

About Globis Acquisition Corp.

Globis Acquisition Corp. is a blank check company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. Globis Acquisition Corp. intends to focus its search on a target business that will benefit from trends toward economic globalization, particularly as it affects emerging markets. The proceeds of the offering will be used to fund such business combination.

Forward Looking Statements

Certain statements made herein are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding future events, the Business Combination between Globis, the Seller and FAHL, the estimated or anticipated future results and benefits of the combined company following the Business Combination, including the likelihood and ability of the parties to successfully consummate the Business Combination, future opportunities for the combined company, and other statements that are not historical facts.

These statements are based on the current expectations of Globis’ management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on, by any investor as a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Globis and FAHL. These statements are subject to a number of risks and uncertainties regarding Globis’ businesses and the Business Combination, and actual results may differ materially. These risks and uncertainties include, but are not limited to, general economic, political and business conditions; the inability of the parties to consummate the Business Combination or the occurrence of any event, change or other circumstances that could give rise to the termination of the Business Combination Agreement; the outcome of any legal proceedings that may be instituted against the parties following the announcement of the Business Combination; the receipt of an unsolicited offer from another party for an alternative business transaction that could interfere with the Business Combination; the risk that the approval of the stockholders of Globis or FAHL for the potential transaction is not obtained; failure to realize the anticipated benefits of the Business Combination, including as a result of a delay in consummating the potential transaction or difficulty in integrating the businesses of Globis and FAHL; the risk that the Business Combination disrupts current plans and operations as a result of the announcement and consummation of the Business Combination; the ability of the combined company to grow and manage growth profitably and retain its key employees; the amount of redemption requests made by Globis’ stockholders; the inability to obtain or maintain the listing of the post-acquisition company’s securities on The Nasdaq Stock Market LLC following the Business Combination; costs related to the Business Combination; and those factors discussed in Globis’ final prospectus relating to its initial public offering, dated December 10, 2020, and other filings with the SEC. There may be additional risks that Globis presently does not know or that Globis currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements provide Globis’ expectations, plans or forecasts of future events and views as of the date of this communication. Globis anticipates that subsequent events and developments will cause Globis’ assessments to change. However, while Globis may elect to update these forward-looking statements at some point in the future, Globis specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Globis’ assessments as of any date subsequent to the date of this communication. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Contact:

Hayden IR

Brett Maas

(646) 536-7331

brett@haydenir.com